Exhibit 10.3

OCULAR THERAPEUTIX, INC.

RESTRICTED STOCK UNIT AGREEMENT

Ocular Therapeutix, Inc. (the “Company”) hereby grants the following restricted stock units pursuant to its 2021 Stock Incentive Plan, as amended. The terms and conditions attached hereto are also a part hereof.

Notice of Grant

Name of recipient (the “Participant”):	Dr. Pravin Dugel
Grant Date:	February 11, 2025
Number of restricted stock units (“RSUs”) granted:	1,250,000
Number, if any, of RSUs that vest immediately on the Grant Date:	0
RSUs that are subject to vesting schedule:	1,250,000
Vesting Start Date:	February 11, 2025

Vesting Schedule:

Vesting Date:	Number of RSUs that Vest:
February 11, 2026	One-third of the total number of RSUs granted
February 11, 2027	One-third of the total number of RSUs granted
February 11, 2028	One-third of the total number of RSUs granted
All vesting is dependent on the Participant remaining an Eligible Participant, except as provided herein.

Signature Page follows

OCULAR THERAPEUTIX, INC.
/s/ Pravin U. Dugel, MD
Signature of Participant

*******	By:	/s/ Donald Notman
Street Address	Name of Officer: Donald Notman
*******	Title: Chief Operating Officer and Chief Financial Officer
City/State/Zip Code

Signature of Participant’s Spouse (if applicable)*

Street Address

City/State/Zip Code

*Required for Participants residing in Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Wisconsin, or the Commonwealth of Puerto Rico.

Ocular Therapeutix, Inc.

Restricted Stock Unit Agreement

Incorporated Terms and Conditions

1.Award of Restricted Stock Units. In consideration of services rendered and to be rendered to the Company, by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Restricted Stock Unit Agreement (this “Agreement”) and in the Company’s 2021 Stock Incentive Plan, as amended (the “Plan”), an award with respect to the number of restricted stock units (the “RSUs”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”). Each RSU represents the right to receive one share of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) upon vesting of the RSU, subject to the terms and conditions set forth herein.

2.Vesting. The RSUs shall vest in accordance with the Vesting Schedule set forth in the Notice of Grant (the “Vesting Schedule”). Any fractional shares resulting from the application of any percentages used in the Vesting Schedule shall be rounded down to the nearest whole number of RSUs. As soon as practicable after the vesting of the RSU, the Company will deliver to the Participant, for each RSU that becomes vested, one share of Common Stock, subject to the payment of any taxes pursuant to Section 7. The Common Stock will be delivered to the Participant as soon as practicable following each vesting date, but in any event within 30 days of such date.

3.Forfeiture of Unvested RSUs Upon Termination of Employment.

(a)Except as provided immediately below in clause (b), in the event that the Participant ceases to be an Eligible Participant (as defined below) for any reason or no reason, with or without Cause (as defined in the employment agreement entered into between the Participant and the Company, dated as of February 21, 2024, the “Employment Agreement”), all of the RSUs that are unvested as of the time of such termination of employment shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such termination. The Participant shall have no further rights with respect to the unvested RSUs or any Common Stock that may have been issuable with respect thereto. The Participant shall be an “Eligible Participant” if the Participant is an employee, or officer or member of the Board or a consultant (and being a member of the Board or a consultant shall be treated as “employment” for purposes of this Agreement) of the Company or any other entity the employees or, officers of which are eligible to receive awards of RSUs under the Plan.

(b)In the event of the Participant ceases to be an Eligible Participant due to termination of employment by the Company without Cause, the Participant resigns with  Good Reason (as defined in the Employment Agreement as modified below in Section 3(c) hereof), or on account of the Participant’s death or Disability (as defined in the Employment Agreement), any unvested RSUs on the date of such termination that would have vested and become nonforfeitable within the 18-month period following the date of such termination shall become vested and nonforfeitable as of the date of Payment Date (as defined in the Employment Agreement). Notwithstanding Section 4(b)(ii) of the Employment Agreement (which shall not be applicable to the RSUs and this Agreement), this Section 3(b) shall apply to and govern this Agreement and the RSUs in connection with the Participant ceasing to be an Eligible Participant due to termination of employment by the Company without Cause, the Participant’s resignation with  Good Reason, or on account of death or Disability of the Participant. For the avoidance of doubt, this the provisions of this Section 3(b) shall be subject to and conditioned on the execution and non-revocation of the Release (as defined in the Employment Agreement) and the related timing requirements set forth in Section 4(b) of the Employment Agreement and the other terms and conditions to severance benefits set forth in Sections 4(c), 4(d), 4(e), and 5 of the Employment Agreement.

(c)Notwithstanding Section 3(c)(iii) of the Employment Agreement, the Participant shall not be entitled to, and the Company shall not be obligated to and the Board does not intend to issue to the Participant, an annual equity award in or for calendar year 2026. The Participant acknowledges and agrees that not receiving such annual equity award in or for calendar year 2026 shall not constitute Good Reason for the purposes of the Employment Agreement or this Agreement.

(d)The Company and the Participant agree that Good Reason for the purposes of the Employment Agreement and this Award shall include a material adverse change by the Company in the Participant’s title, duties, authority or responsibilities as Chief Executive Officer of the Company which causes the Participant’s position with the Company to become of materially less responsibility or authority, including following a Corporate Change, the Participant’s no longer being Chief Executive Officer of a publicly traded entity, where such change is not remedied within ten (10) business days after written notice thereof by the Participant.

4.Corporate Change. If (x) a Corporate Change (as defined in the Employment Agreement) occurs and (y) the Participant ceases to be an Eligible Participant due to termination of employment by the Company without Cause, the Participant’s resignation with Good Reason, or on account of death or Disability of the Participant, in each case, within the period of time commencing 90 days prior to and ending 18 months following the Corporate Change, then all of the RSUs that are unvested as of the time of cessation shall become fully vested and nonforfeitable upon the Payment Date.

5.Restrictions on Transfer. The Participant shall not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein. The Company shall not be required to treat as the owner of any RSUs or issue any Common Stock to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.

6.Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may be issuable with respect to the RSUs until the issuance of the shares of Common Stock to the Participant following the vesting of the RSUs. Notwithstanding the forgoing, the Participant shall have the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”).  Dividend Equivalents will be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as set forth in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid.  No interest will be paid on

Dividend Equivalents.

7.Provisions of the Plan. This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement, provided, that, in the event of any conflict or inconsistency between the provision of this Agreement and the Plan, the terms of this Agreement shall prevail.

8.Tax Matters.

(a)Acknowledgments; No Section 83(b) Election. The Participant acknowledges that he is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs. The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986, as amended, (the “Code”) is available with respect to RSUs.

(b)Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting and/or settlement of the RSUs. To the extent the Participant has not previously executed and delivered to the Company effective durable sell-to-cover instructions that by their terms would cover any taxes required by law to be withheld with respect to the vesting and/or settlement of the RSUs, at such time as the Participant is not aware of any material nonpublic information about the Company or the Common Stock and the Participant is not subject to any restriction on trading activities with respect to the Common Stock pursuant to any Company insider trading or other policy, the Participant shall execute the instructions set forth in Schedule A attached hereto (the “Durable Automatic Sell-to-Cover Instructions”) as the means of satisfying such tax obligation. If the Participant has not executed the Durable Automatic Sell-to-Cover Instructions prior to an applicable vesting and/or settlement date, then the Participant agrees that, if under applicable law the Participant will owe taxes at such vesting and/or settlement date on the portion of the award then vested or settled, the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company. The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.

9.Miscellaneous.

(a)Section 409A. The RSUs awarded pursuant to this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Code and the Treasury Regulations issued thereunder (“Section 409A”). The delivery of shares of Common Stock on the vesting of the RSUs may not be accelerated or deferred unless permitted or required by Section 409A.

(b)Participant’s Acknowledgements. The Participant acknowledges that he: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) agrees that in accepting this award, the Participant will be bound by any clawback policy that the Company has adopted or may adopt in the future that is applicable to all executive officers of the Company.

(c)Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the Company and the Participant.

Schedule A

DURABLE AUTOMATIC SELL-TO-COVER INSTRUCTIONS

This Durable Automatic Sell-to-Cover Instruction (this “Instruction”), which is being delivered to Ocular Therapeutix, Inc. (the “Company”) by the undersigned on the date set forth below (the “Adoption Date”), relates to the Covered RSUs (as defined following my signature below). This Instruction provides for “eligible sell-to-cover transactions” (as described in Rule 10b5-1(c)(1)(ii)(D)(3) under the Securities Exchange Act of 1934 (the “Exchange Act”)) and is intended to satisfy the affirmative defense conditions of Rule 10b5-1(c)(1) under the Exchange Act.

I acknowledge that upon vesting and settlement of any Covered RSUs in accordance with the applicable RSU’s terms, whether vesting is based on the passage of time or the achievement of performance goals, I will have compensation income equal to the fair market value of the shares of the Company’s Common Stock subject to the RSUs that are settled on such settlement date and that the Company is required to withhold income and employment taxes in respect of that compensation income.

I desire to establish a plan and process to satisfy such withholding obligation in respect of all Covered RSUs through an automatic sale of a portion of the shares of the Company’s Common Stock that would otherwise be issuable to me on each applicable settlement date, such portion to be in an amount sufficient to satisfy such withholding obligation, with the proceeds of such sale delivered to the Company in satisfaction of such withholding obligation.

I understand that the Company has arranged for the administration and execution of its equity incentive plans and the sale of securities by plan participants thereunder pursuant to a platform administered by a third party (the “Administrator”) and the Administrator’s designated brokerage partner.

Upon the settlement of any of my Covered RSUs pursuant to the Agreement after the 30th day following the Adoption Date (or if I am an officer of the Company on the Adoption Date, after the later of: (i) the 90th day following the Adoption Date or (ii) two business days following the disclosure of the Company’s financial results in Form 10-Q or Form 10-K for the completed fiscal quarter in which the Adoption Date occurs (or, with respect to this clause (ii), if sooner, the 120th day after the Adoption Date)(the “Cooling-Off Period”), I hereby appoint the Administrator (or any successor administrator) to automatically sell such number of shares of the Company’s Common Stock issuable with respect to such RSUs that vested and settled as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by me in connection with the vesting and settlement of such RSUs (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and the Company shall receive such net proceeds in satisfaction of such tax withholding obligation.

I hereby appoint the Chief Executive Officer (if I am no longer serving in such role), the Chief Financial Officer and the Corporate Counsel, and any of them acting alone and with full power of substitution, to serve as my attorneys- in-fact to arrange for the sale of shares of the Company’s Common Stock in accordance with this Instruction. I agree to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the shares of Common Stock pursuant to this Instruction.

Unless the third and final box in the definition of Covered RSUs below is checked, if I have previously adopted an automatic sale or sell-to-cover instruction relating to Covered RSUs, this Instruction shall be void ab initio with respect to such Covered RSUs.

I hereby certify that, as of the Adoption Date:

(i)I am not prohibited from entering into this Instruction by the Company’s insider trading policy or otherwise;

(ii)I am not aware of any material nonpublic information about the Company or its Common Stock; and

(iii)I am adopting this Instruction in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act.

/s/ Pravin U. Dugel, MD

Print Name:	Pravin U. Dugel, MD

Date:	February 11, 2025

Covered RSUs:

The following restricted stock units (“RSUs”) are covered by this Instruction. Check all applicable boxes:

X  The first award of RSUs granted to me on or after February 22, 2024  and any RSUs that may, from time to time following such date, be granted to me by the Company, other than any future granted RSUs which by the terms of the applicable award agreement require the Company to withhold shares for tax withholding obligations in connection with the vesting and settlement of such RSUs, and therefore do not permit sell-to-cover transactions.

☐  Any outstanding RSUs that were granted to me by the Company prior to the Adoption Date that

(1)  are not subject to any prior automatic sale or sell-to-cover instruction and (2) for which the next vesting date is after the Cooling-Off Period, other than any previously granted RSUs which by the terms of the applicable award agreement require the Company to withhold shares for tax withholding obligations in connection with the vesting and settlement of such RSUs, and therefore do not permit sell-to-cover transactions.

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☐  With respect to any RSUs, whether or not granted to me by the Company prior to the Adoption Date, that already are subject to an automatic sale or sell-to-cover instruction (a “Prior Instruction”), I elect to have such sales effected pursuant to this Instruction and confirm that doing so does not modify or change the amount, price, or timing of such sales from those provided by the Prior Instruction (and, as a result the Cooling-Off Period is not applicable to sales pursuant to this Instruction that were previously subject to the Prior Instruction).

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